                                   SCHEDULE B

      This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 28th day of November, 2007 between SPDR(R)
   INDEX SHARES FUNDS, ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND
                         TRUST COMPANY ("State Street").

                                                             TAXPAYER
FUND NAME                                              IDENTIFICATION NUMBER   TAX-YEAR END
---------                                              ---------------------   ------------
DJ STOXX 50(R) ETF                                          42-1537593         September 30
DJ EURO STOXX 50(R) ETF                                     04-3669927         September 30
SPDR(R) DJ Wilshire International Real Estate ETF           13-4332931         September 30
SPDR(R) FTSE/Macquarie Global Infrastructure 100 ETF        83-0463550         September 30
SPDR(R) MSCI ACWI ex-US ETF                                 83-0463548         September 30
SPDR(R) Russell/Nomura PRIME(TM) Japan ETF                  13-4332933         September 30
SPDR(R) Russell/Nomura Small Cap(TM) Japan ETF              13-4332932         September 30
SPDR(R) S&P(R) China ETF                                    83-0463564         September 30
SPDR(R) S&P(R) Emerging Asia Pacific ETF                    83-0463567         September 30
SPDR(R) S&P(R) Emerging Markets ETF                         83-0463563         September 30
SPDR(R) S&P(R) Emerging Europe ETF                          83-0463559         September 30
SPDR(R) S&P(R) Emerging Latin America ETF                   83-0463558         September 30
SPDR(R) S&P(R) Emerging Middle East & Africa ETF            83-0463556         September 30
SPDR(R) S&P(R) World ex-US ETF                              83-0463554         September 30
SPDR(R) S&P(R) International Small Cap ETF                  83-0463552         September 30
SPDR(R) S&P(R) BRIC 40 ETF                                  83-0463562         September 30
SPDR(R) S&P(R) International Dividend ETF                   24-1445966         September 30
SPDR(R) S&P(R) International Mid Cap ETF                    26-1702171         September 30
SPDR(R) S&P(R) Emerging Markets Small Cap ETF               26-1702217         September 30
SPDR(R) DJ Wilshire Global Real Estate ETF                  26-1947861         September 30
SPDR(R) S&P(R) Asia Pacific ETF*                            83-0463565         September 30
SPDR(R) S&P(R) Europe ETF*                                  83-0463561         September 30

* Board approved and either SEC registered or in SEC registration, but not operational. Any fund series marked with a " * " shall not participate in securities lending unless and until the Funds have notified State Street in writing that the fund series is operational and authorized to participate in securities lending under this Agreement and such authorization is consented to by State Street in writing. Such authorization may be effected by the Funds and State Street executing a revised Schedule B with the applicable series no longer denoted as not operational.

DATED: May 7, 2008